Aaron’s Directors Declare Cash Dividend

ATLANTA, May 5, 2021 – The Aaron’s Company, Inc. (NYSE: AAN), a leading technology-enabled omnichannel provider of lease-to-own and purchase solutions, today announced that its Board of Directors has declared a regular quarterly cash dividend of $0.10 per share and declared such dividend payable July 6, 2021 to shareholders of record as of the close of business on June 17, 2021.

About Aaron’s
Headquartered in Atlanta, The Aaron's Company, Inc. (NYSE: AAN), is a leading technology-enabled omnichannel provider of lease-to-own and purchase solutions. Aaron's engages in the sales and lease ownership and specialty retailing of furniture, consumer electronics, appliances and accessories through its approximately 1,300 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform, Aarons.com. For more information, visit investor.aarons.com or Aarons.com.

Media and Investor Contact:
Michael P. Dickerson
Vice President, Corporate Communications & Investor Relations
678-402-3590
Mike.dickerson@aarons.com
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